Exhibit 4.2
REGISTRATION RIGHTS AGREEMENT
dated as of
July 6, 2006
by and among
Kaiser Aluminum Corporation
and
The Persons Listed on the
Signature Pages Attached Hereto

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TABLE OF CONTENTS
(continued)
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REGISTRATION RIGHTS AGREEMENT
     This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of July 6, 2006, is made by and among (a) Kaiser Aluminum Corporation, a Delaware corporation (the “Company”), (b) National City Bank, solely in its capacity as trustee (the “VEBA Trustee”) under the VEBA Trust (as defined below), and is agreed to by Independent Fiduciary Services, Inc., in its capacity as independent fiduciary (the “Independent Fiduciary”) of the Retiree Plan (as defined below) with respect to Discretionary Management (as defined below) of the Company’s common stock, par value $0.01 per share (the “New Common Stock”), held by the VEBA Trust, and (c) the Persons (as defined below) identified on Schedule I hereto (collectively, the “VEBA Trust Transferees”).
RECITALS
     WHEREAS, pursuant to (a) the Second Amended Joint Plan of Reorganization of the Company, Kaiser Aluminum & Chemical Corporation (“KACC”) and Certain of Their Debtor Affiliates, as modified, dated September 7, 2005, filed pursuant to Section 1121(a) of chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) and confirmed by an order of the United States Bankruptcy Court for the District of Delaware entered on February 6, 2006, which confirmation order was affirmed by an order of the United States District Court for the District of Delaware entered on May 11, 2006 (the “Plan”), and (b) those certain agreements entered into between KACC and each of the United Steelworkers of America, AFL-CIO, CLC, the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America and its Local 1186, the International Association of Machinists and Aerospace Workers, the International Chemical Workers Union Council of the United Food & Commercial Workers, and the Paper, Allied-Industrial, Chemical and Energy Workers International Union, AFL-CIO, CLC (collectively, the “Unions”) pursuant to Sections 1113 and 1114 of the Bankruptcy Code, the Company was obligated to contribute to the VEBA Trust 11,439,900 shares of New Common Stock on the effective date of the Plan (the “Effective Date”);
     WHEREAS, prior to the Effective Date, pursuant to the terms of the Protocol for Pre-Effective Date Sales approved by an order of the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered on April 24, 2006, which Protocol for Pre-Effective Date Sales was amended and restated by an order of the Bankruptcy Court entered on June 5, 2006 (as amended and restated, the “Protocol”), the VEBA Trust sold to each of the VEBA Trust Transferees and three other Persons a portion of its interest in the shares of New Common Stock to be contributed to the VEBA Trust on the Effective Date;
     WHEREAS, in accordance with the terms of the Plan and the Protocol and the instructions of the VEBA Trust, on the Effective Date, the Company issued shares of New Common Stock as follows: (a) to the VEBA Trust, 8,809,900 shares (the “VEBA Trust Shares”), (b) to the VEBA Trust Transferees, an aggregate of 2,330,000 shares as set forth on Schedule I hereto (the “VEBA Trust Transferee Shares”), and (c) to three other Persons an aggregate of 300,000 shares; and

     WHEREAS, in accordance with the terms of the Plan and the Protocol, the Company desires to provide for the registration of the sale of the Registrable Securities (as defined below) by the Holders (as defined below) on the terms and subject to conditions set forth below.
AGREEMENTS
     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
Article I. Definitions and Certain Interpretative Matters
     1.1 Definitions. For purposes of this Agreement, the following terms have the following meanings:
     (a) “Agreement”: As defined in the introductory paragraph hereof.
     (b) “Bankruptcy Code”: As defined in the Recitals.
     (c) “Bankruptcy Court”: As defined in the Recitals.
     (d) “Business Day”: Any day, other than a Saturday or Sunday, on which national banking institutions in New York, New York, are open.
     (e) “Certificate of Incorporation”: The Amended and Restated Certificate of Incorporation of the Company, as amended from time to time.
     (f) “Company”: As defined in the introductory paragraph hereof.
     (g) “Demand Blackout Period”: Either a Primary Demand Blackout Period or a Secondary Demand Blackout Period.
     (h) “Demand Period”: As defined in Section 2.1(a).
     (i) “Demand Registration Statement”: As defined in Section 2.1(a).
     (j) “Discretionary Management”: The extent to which the Independent Fiduciary is permitted to exercise authority and control over New Common Stock held by the VEBA Trust under the documents governing the VEBA Trust.
     (k) “Effective Date”: As defined in the Recitals.
     (l) “Exchange Act”: The Securities Exchange Act of 1934, as amended.
     (m) “Holders”: Collectively the VEBA Trust, acting through the VEBA Trustee or any successor to the VEBA Trustee at the direction of the Independent Fiduciary or any successor to the Independent Fiduciary, and the VEBA Trust Transferees, in each case for so long as such Person holds Registrable Securities.

     (n) “Indemnified Party”: As defined in Section 7.3.
     (o) “Indemnifying Party”: As defined in Section 7.3.
     (p) “Independent Fiduciary”: As defined in the introductory paragraph hereof.
     (q) “Initial Shelf Registration Statement”: As defined in Section 3.1(a).
     (r) “KACC”: As defined in the Recitals.
     (s) “Losses”: As defined in Section 7.1.
     (t) “New Common Stock”: As defined in the introductory paragraph hereof.
     (u) “Other Holders”: As defined in Section 4.2.
     (v) “Person”: Any individual, corporation, general or limited partnership, limited liability company, joint venture, trust or other entity or association, including without limitation any governmental authority.
     (w) “Piggyback Notice”: As defined in Section 4.1.
     (x) “Piggyback Registration”: As defined in Section 4.1.
     (y) “Plan”: As defined in the Recitals.
     (z) “Primary Demand Blackout Period”: As defined in Section 2.3(a).
     (aa) “Primary Shelf Blackout Period”: As defined in Section 3.4(a).
     (bb) “Prospectus”: The prospectus included in the applicable Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all amendments (including without limitation post-effective amendments) and including without limitation all material incorporated by reference or deemed to be incorporated by reference in such prospectus.
     (cc) “Protocol”: As defined in the Recitals.
     (dd) “Registrable Securities”: Collectively (i) the VEBA Trust Shares, (ii) the VEBA Trust Transferee Shares, and (iii) any securities paid, issued or distributed on account of any such shares by way of stock dividend, stock split or distribution, or in exchange for or in replacement of any such shares in connection with a combination of shares, recapitalization, reorganization, merger or consolidation, or otherwise; provided, however, that as to any Registrable Securities, such securities will irrevocably cease to constitute “Registrable Securities” upon the earliest to occur of: (A) the date on which the securities are disposed of pursuant to an effective registration statement under the Securities Act; (B) the date on which the securities are distributed to the public under and in accordance with Rule 144 (or any successor provision) under the Securities Act;

(C) the date on which the securities may be freely sold publicly without either registration under the Securities Act or compliance with any restrictions, including without limitation restrictions as to volume or manner of sales, under Rule 144 (or any successor provision); (D) the date on which the securities have been transferred to any Person; or (E) the date of which the securities cease to be outstanding.
     (ee) “Registration Statement”: Any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including without limitation the related Prospectus, all amendments and supplements to such registration statement (including without limitation post-effective amendments), and all schedules, all exhibits and all materials incorporated by reference or deemed to be incorporated by reference in such registration statement.
     (ff) “Retiree Plan”: The retiree health plan known as “VEBA for Retirees of Kaiser Aluminum.”
     (gg) “Rule 144”: Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
     (hh) “SEC”: The Securities and Exchange Commission.
     (ii) “Secondary Demand Blackout Period”: As defined in Section 2.3(b).
     (jj) “Secondary Shelf Blackout Period”: As defined in Section 3.4(b).
     (kk) “Securities Act”: The Securities Act of 1933, as amended.
     (ll) “Shelf Blackout Period”: Either a Primary Shelf Blackout Period or a Secondary Demand Blackout Period.
     (mm) “Shelf Registration Statement”: The Initial Shelf Registration Statement or a Substitute Shelf Registration Statement, as the case may be.
     (nn) “Substitute Shelf Registration Statement”: As defined in Section 3.1(b).
     (oo) “Substitution Date”: As defined in Section 3.1(b).
     (pp) “Termination Date”: As defined in Section 3.1(a).
     (qq) “Underwritten Demand Offering Notice”: As defined in Section 2.1(b).
     (rr) “Underwritten Offering”: An offering in which securities of the Company are sold to one or more underwriters for reoffering to the public.
     (ss) “Unions”: As defined in the Recitals.

     (tt) “VEBA Trust”: The trust that provides benefits for certain eligible retirees of KACC represented by the Unions and their surviving spouses and eligible dependents.
     (uu) “VEBA Trustee”: As defined in the introductory paragraph hereof.
     (vv) “VEBA Trust Shares”: As defined in the Recitals.
     (ww) “VEBA Trust Transferee”: As defined in the introductory paragraph hereof.
     (xx) “VEBA Trust Transferee Shares”: As defined in the Recitals.
     1.2 Certain Interpretative Matters. Unless the context otherwise requires, (a) all references to Articles or Sections are to Articles or Sections of this Agreement, (b) each term defined in this Agreement has the meaning assigned to it, (c) all uses of “herein,” “hereto,” “hereof” and words similar thereto in this Agreement refer to this Agreement in its entirety, and not solely to the Article, Section or provision in which it appears, (d) “or” is disjunctive but not necessarily exclusive, and (e) words in the singular include the plural and vice versa. Unless otherwise specified, the use of the term “day” will be deemed to be a calendar day and not a Business Day.
Article II. Demand Registration
     2.1 Filing of a Demand Registration Statement.
          (a) At any time during the period commencing on the Effective Date and ending March 31, 2007 (the “Demand Period”), the VEBA Trust may (and, if so directed by the Independent Fiduciary, will) request in writing that the Company file a Registration Statement covering the resale of its Registrable Securities in an Underwritten Offering (a “Demand Registration Statement”), which request shall specify the number of Registrable Securities held by the VEBA Trust to be included on such Registration Statement. The Company will (i) prepare and file the Demand Registration Statement as promptly as practicable (and, in any event within 90 days) following receipt of such request, (ii) use commercially reasonable efforts to cause the Demand Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing, and (iii) use commercially reasonable efforts to cause the Demand Registration Statement to remain continuously effective during the period commencing on the effectiveness thereof and ending on the date that is 60 days thereafter or such earlier date on which all Registrable Securities covered by the Demand Registration Statement have been sold pursuant thereto (subject to extension pursuant to Section 6.3), all subject to and in accordance with this Article II, Article V and Article VI.
          (b) Upon receipt of a request for the filing of a Demand Registration Statement for an Underwritten Offering pursuant to Section 2.1(a), the Company will promptly deliver written notice of the proposed Underwritten Offering (an “Underwritten Demand Offering Notice”) to each of the VEBA Trust Transferees. Subject to the remaining provisions of this Section 2.1(b), the Company will include on the Demand Registration Statement all Registrable Securities held by a VEBA Trust Transferee with respect to which the Company has received a written request for such inclusion from such VEBA Trust Transferee within 10 days after delivery of the Underwritten Demand Offering Notice, and the Company and the VEBA Trust will cause the managing underwriter or underwriters of the proposed Underwritten Offering pursuant to the Demand Registration Statement to permit such VEBA Trust Transferee to include all such Registrable Securities in such Underwritten Offering on the same terms and conditions as any Registrable Securities included therein by the VEBA Trust. Notwithstanding the foregoing, if the managing underwriter or underwriters of such Underwritten Offering advise the Company, the VEBA Trust and the VEBA Trust Transferees that have requested inclusion of Registrable Securities in such Underwritten Offering that, in its or their good faith judgment, the total number of Registrable Securities that the VEBA Trust and such VEBA Trust Transferees propose to include in such Underwritten Offering exceeds the number of Registrable Securities that can be sold in such Underwritten Offering without being materially detrimental to the success of such Underwritten Offering, then the Company will include on the Demand Registration Statement the full number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without being materially detrimental to the success of such Underwritten Offering allocated on a pro rata basis among the VEBA Trust and such VEBA Trust Transferees based on the relationship of the number of Registrable Securities requested to be included on such Demand Registration Statement by each of them to the total number of Registrable Securities requested to be included on the Demand Registration Statement by all of them (subject to any other agreement between them).
          (c) Use of Available Form. The Demand Registration Statement will be filed on Form S-1 or other appropriate form as the Company is then eligible to use.
          (d) Certain Limitations. Notwithstanding anything contained herein to the contrary, (i) the Company will not be required to take any action pursuant to this Section 2.1 if the Registrable Securities requested to be included on a Demand Registration Statement by the VEBA Trust have a market value of less than $60.0 million in the aggregate on the date such request is made under Section 2.1(a), and (ii) the Company will be required to effect only one registration pursuant to this Section 2.1. Except as provided in the remaining provisions of this Section 2.1(d), a registration requested pursuant to Section 2.1(a) will not be deemed to be effected if it has not been declared effective and kept effective as contemplated by Section 2.1(a). At any time prior to the effective date of a Demand Registration Statement, the VEBA Trust may (and, if so directed by the Independent Fiduciary, will) revoke its request for registration pursuant to Section 2.1(a); in such event, either (A) the VEBA Trust will reimburse the Company for all its out-of-pocket expenses incurred in the preparation, filing and processing of such registration, in which case the requested registration that has been revoked will not be deemed to have been effected for purposes of this Section 2.1(d), or (B) the requested registration that has been revoked will be deemed to have been effected for purposes of this Section 2.1(d); provided, however, that, if such revocation was based on the Company’s failure to comply in any material respect with its obligations hereunder, such reimbursement will not be required and such registration will not be deemed to have been effected for purposes of this Section 2.1(d).
     2.2 Manner of Distribution pursuant to the Demand Registration Statement. The Demand Registration Statement will permit the disposition of the Registrable Securities covered thereby in one Underwritten Offering.

     2.3 Blackout Period with respect to Demand Registration.
          (a) Notwithstanding anything contained in Section 2.1 to the contrary, if (i) at any time during the Demand Period, the Company files or proposes to file a registration statement under the Securities Act with respect to an offering of equity securities of the Company for its own account and (ii) (A) in the case of an offering that is not an Underwritten Offering, the Company gives the VEBA Trust and the VEBA Trust Transferees reasonable notice in writing that the Board of Directors of the Company has determined, in the good faith exercise of its reasonable business judgment, that a sale or distribution of Registrable Securities would adversely affect such offering or (B) in the case of an Underwritten Offering, the managing underwriter or underwriters advise the Company in writing that a sale or distribution of Registrable Securities would adversely affect such offering (in which case the Company will give the VEBA Trust and the VEBA Trust Transferees reasonable notice in writing of such advice), then the Company will not be obligated to effect the filing of the Demand Registration Statement pursuant to Section 2.1(a) during the period (a “Primary Demand Blackout Period”) that is 30 days prior to the date the Company estimates in good faith will be the date of the filing of, and ending on the date which is 60 days following the effective date of, the registration statement the Company so proposes to file.
          (b) Notwithstanding anything contained in Section 2.1 to the contrary, if the Board of Directors of the Company determines, in the good faith exercise of its reasonable business judgment, that the registration and distribution of Registrable Securities (i) would materially impede, delay or interfere with any financing, acquisition, corporate reorganization or other significant transaction, or any negotiations, discussions or pending proposals with respect thereto, involving the Company or any of its subsidiaries or (ii) would require disclosure of non-public material information, the disclosure of which would be materially detrimental to the Company, the Company will promptly give the VEBA Trust and the VEBA Trust Transferees written notice of such determination and will be entitled to postpone the preparation, filing or effectiveness of the Demand Registration Statement contemplated by Section 2.1(a) for a reasonable period of time (a “Secondary Demand Blackout Period”) not to exceed 90 days.
          (c) Notwithstanding anything contained in this Section 2.3 to the contrary, during the Demand Period, there will be no more than one Demand Blackout Period.
     2.4 Selection of Underwriters. The managing underwriter or underwriters of the Underwritten Offering pursuant to a Demand Registration Statement will be selected by the VEBA Trust, subject to the approval of the Company, which approval will not be unreasonable withheld.
Article III. Shelf Registration
     3.1 Filing of a Shelf Registration Statement.
          (a) At any time following March 31, 2007, the VEBA Trust may (and, if so directed by the Independent Fiduciary, will) request in writing that the Company file a Registration Statement covering the resale of all Registrable Securities held by the VEBA Trust on a continuous basis under and in accordance with Rule 415 under the Securities Act (the

“Initial Shelf Registration Statement”). The Company will (i) prepare and file the Initial Shelf Registration Statement as promptly as practicable (and in any event within, if the Initial Shelf Registration Statement is on Form S-3 (or any applicable successor form), 60 days or, if the Initial Shelf Registration Statement is on any other form, 90 days) following receipt of such request, (ii) use commercially reasonable efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing, and (iii) use commercially reasonable efforts to cause the Initial Shelf Registration Statement, once effective, to remain continuously effective until the first day on which there ceases to be any Registrable Securities held by the VEBA Trust (the “Termination Date”), all subject to and in accordance with this Article III, Article V and Article VI.
          (b) If the Initial Shelf Registration or any Substitute Shelf Registration Statement ceases to be effective for any reason at any time prior to the Termination Date, in accordance with Section 5.1(d) the Company will use commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof. In the event that any such order is not withdrawn on or prior to the date that is 45 days after the date of such order (the “Substitution Date”), the Company will either:
          (i) (A) prepare and file a post-effective amendment to such Shelf Registration Statement as promptly as practicable following the Substitution Date, (B) use commercially reasonable efforts to cause such Shelf Registration Statement, as so amended, to again be declared effective under the Securities Act as promptly as practicable after such amendment is filed with the SEC, and (C) use commercially reasonable efforts to cause such Shelf Registration Statement as so amended, once effective, to remain continuously effective until the Termination Date; or
          (ii) (A) file a separate Registration Statement covering the resale of the Registrable Securities on a continuous basis under and in accordance with Rule 415 under the Securities Act (any such registration statement, a “Substitute Shelf Registration Statement”) as promptly as practicable (and in any event within, if the Substitute Shelf Registration Statement is on Form S-3 (or any applicable successor form), 60 days or, if the Substitute Shelf Registration Statement is on any other form, 90 days) following the Substitution Date, (B) use commercially reasonable efforts to cause such Substitute Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable after such Substitute Shelf Registration Statement is filed with the SEC, and (C) use commercially reasonable efforts to cause such Substitute Shelf Registration Statement, once effective, to remain continuously effective until the Termination Date;
all subject to and in accordance with this Article III, Article V and Article VI.
          (c) Each Shelf Registration Statement will be filed on Form S-3 (or any applicable successor form); provided, however, that if the Company is not then eligible to register the Registrable Securities for resale on Form S-3 (or any applicable successor form), such Shelf Registration Statement will be filed on any such other form as the Company is then eligible to so use. If, at any time while there is a Shelf Registration Statement on a form other than Form S-3 (or any applicable successor form), the Company becomes eligible to use Form S-3 (or any applicable successor form), the Company will take any action as may be reasonably necessary to convert such Shelf Registration Statement to a Registration Statement on Form S-3 (or any applicable successor form) as promptly as practicable. Similarly, if, at any time while there is a Shelf Registration Statement on Form S-3 (or any applicable successor form), the Company becomes ineligible to use Form S-3 (or any applicable successor form), the Company will take any action as may be necessary to convert such Shelf Registration Statement to a Registration Statement on such other form that the Company is then eligible to use as promptly as practicable.
     3.2 Certain Limitations. Notwithstanding anything to the contrary herein contained, the Company will not be required to take any action pursuant to Section 3.1(a): (i) if the Company has effected a registration contemplated by Section 2.1(a) within the 180-day period next preceding such request; (ii) if, at the time if such request, a demand for registration contemplated by Section 2.1(a) has been made and not revoked and such registration has not yet been effected; or (iii) if, at the time of such request, the Stock Transfer Restriction Agreement would prohibit the VEBA Trust from immediately selling a number of Registrable Securities it would then be permitted to sell in compliance with the restrictions of Rule 144.
     3.3 Manner of Distribution pursuant to a Shelf Registration Statement. Any Shelf Registration Statement will permit the disposition of the Registrable Securities: (a) in one or more Underwritten Offerings, subject to Section 3.5; (b) through block trades; (c) through broker transactions; (d) though at-market transactions; and (e) in any other manner as may be reasonably requested by either of the Holders.
     3.4 Blackout Period with respect to Shelf Registration.
          (a) Notwithstanding anything contained in Section 3.1 to the contrary, if (i) at any time during which (A) the VEBA Trust may request a registration pursuant to Section 2.1(a) or (B) the Company is obligated to file a post-effective amendment to a Shelf Registration Statement or a Substitute Shelf Registration Statement pursuant to Section 3.1(b), the Company files or proposes to file a registration statement under the Securities Act with respect to an offering of equity securities of the Company for its own account and (ii) (A) in the case of an offering that is not an Underwritten Offering, the Company gives the VEBA Trust reasonable notice in writing that the Board of Directors of the Company has determined, in the good faith exercise of its reasonable business judgment, that a sale or distribution of Registrable Securities would adversely affect such offering or (B) in the case of an Underwritten Offering, the managing underwriter or underwriters advise the Company in writing that a sale or distribution of Registrable Securities would adversely affect such offering (in which case the Company will give the VEBA Trust reasonable notice in writing of such advice), then the Company will not be obligated to effect the filing of the Initial Shelf Registration Statement pursuant to Section 3.1(a) or the filing of a post-effective amendment to a Shelf Registration Statement or a Substitute Shelf Registration Statement pursuant to Section 3.1(b) during the period (a “Primary Shelf Blackout Period”) that is 30 days prior to the date the Company estimates in good faith will be the date of the filing of, and ending on the date which is 60 days following the effective date of, the registration statement the Company so proposes to file.
          (b) Notwithstanding anything contained in Section 3.1 to the contrary, if the Board of Directors of the Company determines, in the good faith exercise of its reasonable business judgment, that the registration and distribution of Registrable Securities (i) would materially impede, delay or interfere with any financing, acquisition, corporate reorganization or other significant transaction, or any negotiations, discussions or pending proposals with respect thereto, involving the Company or any of its subsidiaries or (ii) would require disclosure of non-public material information, the disclosure of which would be materially detrimental to the Company, the Company will promptly give the VEBA Trust written notice of such determination and will be entitled to postpone the preparation, filing or effectiveness of the Initial Shelf Registration Statement contemplated by Section 3.1(a) or any post-effective amendment to a Shelf Registration Statement or a Substitute Shelf Registration Statement pursuant to Section 3.1(b) for a reasonable period of time (a “Secondary Shelf Blackout Period”) not to exceed 90 days.
          (c) Notwithstanding anything contained in this Section 3.4 to the contrary, during any consecutive 12-month period, there will be no more than one Blackout Period.
     3.5 Underwritten Offerings under a Shelf Registration Statement.
          (a) If the VEBA Trust so requests in writing, the Company will effect pursuant to the then-effective Shelf Registration Statement an Underwritten Offering; provided, however, that the Company will not be required to take any action in response to any such request (i) if the Company has effected an Underwritten Offering pursuant to this Section 3.5(a) within the 180-day period next preceding such request or (ii) if the Registrable Securities requested to be included in the Underwritten Offering have a market value of less than $10.0 million on the date such request is made under this Section 3.5.
          (b) The VEBA Trust may, at any time prior to execution of the underwriting agreement (or other similar agreement) relating to such Underwritten Offering, withdraw any Registrable Securities from such Underwritten Offering by providing a written notice to the Company. In the event all Registrable Securities are so withdrawn, either (i) the VEBA Trust will reimburse the Company for all its out-of-pocket expenses incurred in connection with the proposed Underwritten Offering in excess of the amount of expenses relating solely to the maintenance of such Shelf Registration Statement, in which case the Underwritten Offering that has been withdrawn will not be deemed to have been effected for purposes of Section 3.5(a), or (ii) the Underwritten Offering that has been withdrawn will be deemed to have been effected for purposes of Section 3.5(a); provided, however, that, if such withdrawal was based on the Company’s failure to comply in any material respect with its obligations hereunder, such reimbursement will not be required and the proposed Underwritten Offering will not be deemed to have been effected for purposes of Section 3.5(a). A withdrawal will be irrevocable and, after making such withdrawal, a Holder will no longer have any right to include the Registrable Securities so withdrawn in that Underwritten Offering.
          (c) The managing underwriter or underwriters of the Underwritten Offering relating thereto will be selected by the VEBA Trust, subject to the approval of the Company, which approval will not be unreasonably withheld.

Article IV. Piggyback Registration.
     4.1 Right to Piggyback. If at any time the Company proposes to file a registration statement under the Securities Act with respect to an offering of any class of equity securities (other than (a) a registration statement on Form S-4, Form S-8 or any applicable successor forms thereto or filed solely in connection with an offering made solely to then-existing stockholders or employees of the Company or (b) a Shelf Registration Statement), whether or not for its own account, then the Company will give written notice (the “Piggyback Notice”) of such proposed filing to the VEBA Trust at least 45 days before the anticipated filing date of such registration statement. Such notice will offer the VEBA Trust the opportunity to register such amount of Registrable Securities as the VEBA Trust may request (a “Piggyback Registration”). Subject to Section 4.2, the Company will include in the Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for such inclusion within 15 days after delivery of the Piggyback Notice.
     4.2 Priority on Underwritten Piggyback Registrations. If the Piggyback Registration is an Underwritten Offering, the Company will cause the managing underwriter or underwriters of that proposed offering to permit the VEBA Trust, if it has requested Registrable Securities to be included in the Piggyback Registration, to include all such Registrable Securities on the same terms and conditions as any similar securities, if any, of the Company. Notwithstanding the foregoing, if the managing underwriter or underwriters of such Underwritten Offering advise the Company and the VEBA Trust that, in its or their good faith judgment, the total amount of securities that the Company, the VEBA Trust and all other Persons having rights to participate in such Piggyback Registration (collectively, the “Other Holders”) propose to include in such offering exceeds the amount of securities that can be sold in that offering without being materially detrimental to the success of such Underwritten Offering, then:
     (a) if such Piggyback Registration is a primary registration by the Company for its own account, the Company will include in such Piggyback Registration: (i) first, all securities to be offered by the Company; and (ii) second, up to the full amount of securities requested to be included in such Piggyback Registration by the VEBA Trust and Other Holders (allocated on a pro rata basis among the VEBA Trust and Other Holders, based on the relationship of the amount of securities requested to be included in such registration by the VEBA Trust or Other Holder to the total amount of securities requested to be included in such registration by the VEBA Trust and Other Holders, subject to any other agreement among them) so that the total amount of securities to be included in such Underwritten Offering is the full amount that, in the opinion of such managing underwriter or underwriters, can be sold without being materially detrimental to the success of such Underwritten Offering; and
     (b) if such Piggyback Registration is an underwritten secondary registration for the account of holders of securities of the Company, the Company will include in such registration: (i) first, all securities of the Persons exercising “demand” registration rights requested to be included therein (including without limitation the Person who demands registration and any Persons who are entitled to participate in such Piggyback Registration pursuant to the same agreement as the Person demanding such registration); and (ii) second, up to the full amount of securities requested to be included in such

Piggyback Registration by the VEBA Trust and Other Holders (allocated on a pro rata basis among the VEBA Trust and Other Holders, based on the relationship of the amount of securities requested to be included in such registration by the VEBA Trust or Other Holder to the total amount of securities requested to be included in such registration by the VEBA Trust and Other Holders, subject to any other agreement among them) so that the total amount of securities to be included in such Underwritten Offering is the full amount that, in the written opinion of such managing underwriter or underwriters, can be sold without being materially detrimental to the success of such Underwritten Offering.
     4.3 Withdrawal of Piggyback Registration.
          (a) If at any time after giving the Piggyback Notice and prior to the effective date of the Registration Statement filed in connection with the Piggyback Registration, the Company determines for any reason not to register or to delay the Piggyback Registration, the Company may, at its election, give written notice of its determination to the VEBA Trust and (i) in the case of a determination not to register, will be relieved of its obligation to register any Registrable Securities in connection with the abandoned Piggyback Registration, without prejudice, and (ii) in the case of a determination to delay the Piggyback Registration, will be permitted to delay the registration for a period not exceeding 180 days.
          (b) The VEBA Trust may withdraw any of its Registrable Securities to be included in a Piggyback Registration from such Piggyback Registration by providing a written notice to the Company; provided, however, that (i) the VEBA Trust’s request must be made prior to execution of the underwriting agreement with respect to an Underwritten Offering or, if the Piggyback Registration does not involve an Underwritten Offering, at least three Business Days prior to the filing of the Registration Statement covering the Piggyback Registration and (ii) the withdrawal will be irrevocable and, after making such withdrawal, the VEBA Trust will no longer have any right to include the Registrable Securities so withdrawn in that Piggyback Registration.
Article V. Additional Provisions Relating to Underwritten Offerings
     5.1 Restrictions on Sale. In connection with any Underwritten Offering, the Registrable Securities which are excluded from such Underwritten Offering by reason of the underwriter’s marketing limitation or are withdrawn from such Underwritten Offering and the other Registrable Securities not originally requested to be included in such Underwritten Offering will not be included in that Underwritten Offering, and, if so requested pursuant to a timely written notice by the managing underwriter or underwriters, the Holder or Holders thereof will agree not to effect any public sale or distribution (or any other type of sale as the managing underwriter or underwriters reasonably determine is necessary in order to effect the Underwritten Offering) of any such Registrable Securities, including without limitation a sale under and in accordance with Rule 144, during the 10 days prior to, and during the 90 days following, the closing date of such Underwritten Offering, with such extensions as are customarily requested by the managing underwriter or underwriters in similar offerings, but not to exceed 180 days following such closing date. In the event of such a request, the Company may impose, during such period, appropriate stop-transfer instructions with respect to the Registrable Securities subject to such restrictions.

     5.2 Participation in Underwritten Offerings. With respect to any Underwritten Offering, the inclusion of a Holder’s Registrable Securities therein will be conditioned upon such Holder’s participation in such Underwritten Offering, including without limitation the execution and delivery by such Holder of an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings and the completion, execution and delivery by such Holder of all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting agreement.
Article VI. Procedures and Expenses
     6.1 Registration Procedures. In connection with the Company’s registration obligations pursuant to Articles II, III and IV, the Company will:
     (a) before filing any Registration Statement, any Prospectus or any amendment or supplements thereto, furnish to each participating Holder and its counsel copies thereof as proposed to be filed, sufficiently in advance of filing to provide them with a reasonable opportunity to review such documents and comment thereon;
     (b) prepare and file with the SEC any amendments (including without limitation any post-effective amendments) to the Registration Statement and any supplements to the Prospectus as may be necessary to keep the Registration Statement effective until all Registrable Securities covered by the Registration Statement are sold in accordance with the intended plan of distribution set forth in the Registration Statement as so amended or in such Prospectus as so supplemented;
     (c) promptly following its actual knowledge thereof, notify each participating Holder and the managing underwriter or underwriters, if any:
     (i) when a Prospectus or any Prospectus supplement or amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when such Registration Statement or post-effective amendment has become effective;
     (ii) of any request by the SEC or any other governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information or any comments by the SEC or any other governmental authority relating to any document referred to in Section 6.1(c)(i);
     (iii) of the issuance by the SEC or any other governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;
     (iv) of the receipt by the Company of any written notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

     (v) that a statement made in a Registration Statement or Prospectus is or has become untrue in any material respect or that a change in a Registration Statement or Prospectus or other document must be made so that (A) in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) in the case of a Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and
     (vi) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement is necessary;
     (d) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable date;
     (e) furnish to each participating Holder and the managing underwriter or underwriters, if any, at least one conformed copy of any Registration Statement and any post-effective amendment thereto, including without limitation financial statements (but excluding all schedules, all exhibits and all materials incorporated or deemed incorporated therein by reference), and copies of any Prospectus, including without limitation all supplements thereto, in such quantities as such Holders may reasonably request;
     (f) prior to any public offering of Registrable Securities, register or qualify or cooperate with each participating Holder, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as the participating Holder or any managing underwriter or underwriters reasonably request in writing and maintain each registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective; provided, however, the Company will not be required to qualify generally to do business in any jurisdiction in which it is not then so qualified or take any action which would subject it to general service of process or taxation in any jurisdiction in which it is not then so subject;
     (g) as promptly as practicable upon the occurrence of any event contemplated by Section 6.1(c)(v) or 6.1(c)(vi), prepare and file a post-effective amendment to the applicable Registration Statement or a supplement to the related Prospectus, or file any other required document, so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

     (h) enter into customary and reasonable agreements (including without limitation an underwriting agreement) and take all other actions reasonably necessary or desirable to expedite or facilitate the disposition of the Registrable Securities and, in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Offering:
     (i) use its commercially reasonable efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) are reasonably satisfactory to each participating Holder and the managing underwriter or underwriters, if any), addressed to each participating Holder and the managing underwriter or underwriters, if any, covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by any participating Holder or any underwriter, and
     (ii) use its commercially reasonable efforts to obtain “comfort” letters and updates thereof from the independent certified public accountants of the Company addressed to each participating Holder and the managing underwriter or underwriters, if any, covering the matters customarily covered in “comfort” letters in connection with Underwritten Offerings;
     (i) upon reasonable notice and at reasonable times during normal business hours, make available for inspection by a representative of each participating Holder and any underwriter participating in any disposition of Registrable Securities and their respective counsel or accountants, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with the applicable Registration Statement;
     (j) cause all Registrable Securities to be listed or accepted for quotation on each national securities exchange, national securities association or automated quotation system on which similar securities issued by the Company are then listed or quoted; and
     (k) use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC relating to such registration and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act, provided that the Company will be deemed to have complied with this Section 6.1(j) if it has satisfied the provisions of Rule 158 under the Securities Act (or any similar rule promulgated under the Securities Act).
     6.2 Information from the Holders, the VEBA Trust and the Independent Fiduciary.
          (a) Each Holder (and, if such Holder is the VEBA Trust, the VEBA Trustee and the Independent Fiduciary) whose Registrable Securities are included in any Registration Statement pursuant to this Agreement shall furnish to the Company such information regarding such Holder, the VEBA Trustee or the Independent Fiduciary, as the case may be, and their plan and method of distribution of such Registrable Securities as the Company may reasonably request in writing and as shall be required in connection with such registration or the registration or qualification of such Registrable Securities under any applicable state securities or blue sky law. The Company may refuse to proceed with the registration of such Holder’s Registrable Securities if such Holder (or, if such Holder is the VEBA Trust, the VEBA Trustee or the Independent Fiduciary) unreasonably fails to furnish such information within a reasonable time after receiving such request.
          (b) Each participating Holder (and, if such Holder is the VEBA Trust, the VEBA Trustee and the Independent Fiduciary) will as expeditiously as possible (i) notify the Company that a statement made in a Registration Statement or Prospectus regarding such participating Holder, the VEBA Trustee or the Independent Fiduciary, as the case may be, based on information furnished to the Company pursuant to Section 6.2(a) is or has become untrue in any material respect or that a change to a statement made in a Registration Statement or Prospectus based on information furnished to the Company pursuant to Section 6.2(a) must be made so that (A) in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements not misleading and (B) in the case of a Prospectus, it will not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements not misleading in light of the circumstances under which they were made and (ii) provide the Company with such information as may be required to enable the Company to prepare a post-effective amendment to any such Registration Statement or a supplement to such Prospectus.
     6.3 Suspension of Disposition.
          (a) Each participating Holder (and, if such Holder is the VEBA Trust, the VEBA Trustee and the Independent Fiduciary) will be deemed to have agreed that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 6.1(c)(ii), 6.1(c)(iii), 6.1(c)(iv), 6.1(c)(v) or 6.1(c)(vi), such Holder will discontinue disposition of Registrable Securities covered by a Registration Statement or Prospectus until receipt by such Holder of the copies of the supplemented or amended Prospectus contemplated by Section 6.1(g) or until such Holder has been advised in writing by the Company that the use of the applicable Prospectus may be resumed and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. In the event that the Company shall give any such notice, the period of time for which a Demand Registration Statement must remain effective as set forth in Section 2.1(a) will be extended by the number of days during the time period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Demand Registration Statement shall have received (i) the copies of the supplemented or amended Prospectus contemplated by Section 6.1(h) or (ii) the written advice referred to above.
          (b) Each participating Holder (and, if such Holder is the VEBA Trust, the VEBA Trustee and the Independent Fiduciary) will be deemed to have agreed that, upon receipt of any notice from the Company that the Company or any of its subsidiaries is involved in any financing, acquisition, corporate reorganization or other significant transaction, or any negotiations, discussions or pending proposals with respect thereto, disclosure of which would be required in the Registration Statement and the Board of Directors of the Company has determined in the good faith exercise of its reasonable business judgment that disclosure would adversely affect the financing, acquisition, corporate reorganization or other significant transaction, each participating Holder will discontinue disposition of Registrable Securities covered by a Registration Statement or Prospectus until the earlier to occur of (i) the receipt by such Holder of copies of a supplemented or amended Prospectus describing the financing, acquisition, corporate reorganization or other significant transaction or (ii) the termination of the transaction; provided, however, that the period during which the offer and sale of Registrable Securities is discontinued will not exceed 90 days during any 12-month period.
     6.4 Registration Expenses.
          (a) Subject to Sections 2.1(d) and 3.5(c), all fees and expenses incurred by the Company in complying with Articles II, III and IV and Section 6.1 (collectively, “Registration Expenses”) will be borne by the Company. These fees and expenses will include without limitation (i) all registration and filing fees (including without limitation fees and expenses incurred (A) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (B) in complying with securities or blue sky laws (including without limitation reasonable fees and disbursements of counsel for any underwriters and each participating Holder in connection with blue sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriter or underwriters, if any, or the participating Holder or Holders may designate)), (ii) printing expenses (including without limitation the expenses of printing certificates for securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the participating Holder or Holders), (iii) fees and disbursements of counsel for the Company, (iv) reasonable fees and disbursements (not to exceed $50,000) of one counsel for participating Holders collectively (which counsel will be selected by the VEBA Trust) for each of a registration pursuant to Article II and a registration pursuant to Article III, (v) fees and disbursements of all independent certified public accountants referred to in Section 6.1(h)(ii) (including without limitation the expenses of any special audit and “comfort” letters required by or incident to such performance), (vi) reasonable fees and expenses of any “qualified independent underwriter” or other independent appraiser participating in an offering pursuant to Section 2720(c) of the Conduct Rules of the National Association of Securities Dealers, Inc., and (vii) fees and expenses of all other Persons retained by the Company. In addition, the Company will pay its internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the securities to be registered on each national securities exchange, if any, on which similar securities issued by the Company are then listed or the quotation of such securities on each association or quotation system, if any, on which similar securities issued by the Company are then quoted.
          (b) Except as specifically set forth in Section 6.4(a), notwithstanding anything contained herein to the contrary (i) all costs and fees of counsel and experts retained by a participating Holder (and, if such Holder is the VEBA Trust, the VEBA Trustee and the Independent Fiduciary) and (ii) all underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities will be borne by the applicable Holder.
          (c) Notwithstanding anything contained herein to the contrary, each participating Holder may have its own separate counsel in connection with the registration of any of its Registrable Securities, which counsel may participate therein to the full extent provided herein; provided, however, that all fees and expenses of such separate counsel will be paid for by such participating Holder.
Article VII. Indemnification
     7.1 Indemnification by the Company. The Company will indemnify and hold harmless, to the fullest extent permitted by law, each Holder holding Registrable Securities registered pursuant to this Agreement (and, if the VEBA Trust is a participating Holder, the VEBA Trustee and the Independent Fiduciary) and their respective officers, directors, trustees, agents and employees, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such Holder (and, if such Holder is the VEBA Trust, the VEBA Trustee and the Independent Fiduciary) and the officers, directors, trustees, agents and employees of any such controlling Person, from and against all losses, claims, damages, liabilities (or actions in respect thereof), costs and expenses (including without limitation any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action) (collectively, “Losses”) arising out of or based upon (i) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any applicable state securities or blue sky law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities or blue sky law in connection with the offer or sale of the Registrable Securities, (ii) any untrue or alleged untrue statement of a material fact contained or incorporated by reference in any Registration Statement, Prospectus, preliminary prospectus or any document filed under any state securities or blue sky law in connection with the offer or sale of the Registrable Securities, or (iii) any omission or alleged omission to state in any such Registration Statement, Prospectus, preliminary prospectus or filed document a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses are based solely upon information furnished in writing to the Company by or on behalf of such Holder, the VEBA Trustee or the Independent Fiduciary expressly for use therein; provided, however, that the Company will not be liable to any Holder (or, if such Holder is the VEBA Trust, the VEBA Trustee or the Independent Fiduciary) to the extent that any Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if either (i) (A) such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such Holder of a Registrable Security to the Person asserting the claim from which such Losses arise and (B) the Prospectus would have completely corrected such untrue statement or alleged untrue statement or such omission or alleged omission or (ii) (A) the untrue statement or alleged untrue statement or omission or alleged omission is completely corrected in an amendment or supplement to the Prospectus previously furnished by or on behalf of the Company, (B) such Holder was furnished with copies of the Prospectus as so amended or supplemented, and (C) such Holder thereafter failed to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of a Registrable Security to the Person asserting the claim from which such Losses arise.
     7.2 Indemnification by Holders. Each participating Holder (severally and not jointly) will indemnify and hold harmless, to the fullest extent permitted by law, the Company, its officers, directors, agents and employees, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company and the directors, officers, agents and employees of any such controlling Person, from and against all Losses, as incurred, arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained or incorporated by reference in any Registration Statement, Prospectus, preliminary prospectus, or any document filed under any state securities or blue sky law in connection with the offer or sale of the Registrable Securities or (ii) any omission or alleged omission of a material fact required to be stated in any such Registration Statement, Prospectus, preliminary prospectus or filed document or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such Losses arise from or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information so furnished in writing by or on behalf of such Holder (or, if such Holder is the VEBA Trust, by the VEBA Trustee and the Independent Fiduciary) to the Company expressly for use in such Registration Statement, Prospectus, preliminary prospectus or filed document. In no event will the liability of a Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.
     7.3 Conduct of Indemnification Proceedings. If any Person becomes entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party will give prompt notice to the party from which indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any action or proceeding with respect to which the Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been prejudiced materially by such failure. If such an action or proceeding is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the Indemnified Party promptly after receiving the notice referred to in the immediately preceding sentence, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. Notwithstanding the foregoing, the Indemnified Party will have the right to employ its own counsel in any such case, but the fees and expenses of that counsel will be at the expense of the Indemnified Party unless (i) the employment of the counsel has been authorized in writing by the Indemnifying Party, (ii) the Indemnifying Party has not employed counsel (reasonably satisfactory to the Indemnified Party) to take charge of such action or proceeding within a reasonable time after notice of commencement thereof, or (iii) the Indemnified Party reasonably concludes, based upon the opinion of counsel, that there may be defenses or actions available to it which are different from or in addition to those available to the Indemnifying Party which, if the Indemnifying Party and the Indemnified Party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of defenses or actions available to the Indemnified Party. If any of the events specified in clause (i), (ii) or (iii) of the immediately preceding sentence are applicable, then the reasonable fees and expenses of separate counsel for the Indemnified Party will be borne by the

Indemnifying Party; provided, however, that in no event will the Indemnifying Party be liable for the fees and expenses of more than one separate firm (together with appropriate local counsel) for all Indemnified Parties. If, in any case, the Indemnified Party employs separate counsel, the Indemnifying Party will not have the right to direct the defense of the action or proceeding on behalf of the Indemnified Party. All fees and expenses required to be paid to the Indemnified Party pursuant to this Article VII will be paid periodically during the course of the investigation or defense, promptly upon delivery to the Indemnified Party of a reasonably itemized bill therefor in respect of any particular Loss that is incurred. Notwithstanding anything contained in this Section 7.3 to the contrary, an Indemnifying Party will not be liable for the settlement of any action or proceeding effected without its prior written consent. An Indemnifying Party will not, without the consent of the Indemnified Party (which consent will not be unreasonably withheld), consent to entry of any judgment or enter into any settlement or otherwise seek to terminate any action or proceeding in which any Indemnified Party is or could be a party and as to which indemnification or contribution could be sought by such Indemnified Party under this Article VII, unless such judgment, settlement or other termination provides solely for the payment of money and includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder.
     7.4 Contribution, etc.
          (a) If the indemnification provided for in this Article VII is held by a court of competent jurisdiction to be unavailable to an Indemnified Party under Section 7.1 or 7.2 in respect of any Losses or is insufficient to hold the Indemnified Party harmless, then each applicable Indemnifying Party (severally and not jointly), in lieu of indemnifying the Indemnified Party, will contribute to the amount paid or payable by the Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or Indemnifying Parties, on the one hand, and the Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party or Indemnifying Parties, on the one hand, and the Indemnified Party, on the other hand, will be determined by reference to, among other things, whether any action in question, including without limitation any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or related to information supplied by, the Indemnifying Party or Indemnifying Parties or the Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.
          (b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding anything contained in this Section 7.4 to the contrary, an Indemnifying Party that is a participating Holder will not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities were sold by such participating Holder to the public exceeds the amount of any damages which such participating Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
     7.5 Survival of Indemnification. The obligations of the Company and the Holders under this Article VII will survive the completion of any offering of Registrable Securities pursuant to any Registration Statement or Substitute Registration Statement under this Agreement.
Article VIII. Rule 144
     The Company will file in a timely manner (taking into account any extension available under Rule 12b-25 of the Exchange Act) all reports required to be filed by it under the Exchange Act and, to the extent required from time to time to enable the VEBA Trust to sell its Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by Rule 144, will cooperate with the VEBA Trust. Upon the request of the VEBA Trust, the Company will promptly deliver to the VEBA Trust a written statement as to whether it has complied with such filing requirements. Notwithstanding the foregoing, nothing in this Article VIII will require the Company to register any securities, or file any reports, under the Exchange Act if such registration or filing is not required under the Exchange Act.
Article IX. Certain Other Agreements
     Except as set forth herein, no agreement granting any registration rights to any Person with respect to any of the Company’s securities is in force and effect as of the date hereof. The Company will not hereafter enter into any agreement with respect to its securities that is inconsistent with, or attempts to derogate from, the rights granted to the Holders in this Agreement, unless such inconsistency or derogation is first waived in writing by the Holders.
Article X. Miscellaneous
     10.1 Notices. All notices, requests, claims, demands and other communications hereunder will be in writing and will be given or made by delivery in person, by overnight courier, by facsimile transmission, by electronic transmission or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party specified in a notice given in accordance with this Section 10.1):
(a)	If to the Company:

Kaiser Aluminum Corporation 27422 Portola Parkway, Suite 350 Foothill Ranch, California 92610 Facsimile: 949-614-1930 Attention: Corporate Secretary E-mail: john.donnan@kaiseraluminum.com with a copy to:

Jones Day 2727 N. Harwood Street Dallas, Texas 75223 Facsimile: 214-969-5100 Attention: Troy B. Lewis, Esq. E-mail: tblewis@jonesday.com

(b)	If to the VEBA Trust:

National City Bank Taft-Hartley Services 20 Stanwix Street Pittsburgh, Pennsylvania Facsimile: 412-644-6153 Attention: Gary R. Chontos E-mail: gary.chontos@allegiantgroup.com with a copy to:

National City Bank 1900 East Ninth Street, Loc.01-2174 Cleveland, OH 44114 Attn: John W. Boyd E-mail: john.boyd@nationalcity.com with a copy to:

Allegiant Asset Management Company 200 Public Square, 5th Floor Cleveland, OH 44114 Attn: Robert V. Kline E-mail: robert.kline@allegiantgroup.com with a copy to:

Bredhoff & Kaiser, P.L.L.C. 805 Fifteenth Street, N.W. Washington, D.C. 20005 Facsimile: 202-842-1888 Attention: Douglas L. Greenfield E-mail: dgreenfield@bredhoff.com

-and-

the Independent Fiduciary

(c)	If to the Independent Fiduciary:

Independent Fiduciary Services, Inc. 805 15th Street, N.W., Suite 1120 Washington, D.C. 20005 Facsimile: 202-898-1819 Attention: Samuel W. Halpern E-mail: shalpern@independentfiduciary.com with a copy to:

Kilpatrick Stockton LLP 607 14th Street, N.W., Suite 900 Washington, D.C. 20005 Facsimile: 202-585-0024 Attention: Steven J. Sacher E-mail: ssacher@kilpatrickstockton.com

(d)	If to a VEBA Trust Transferee, the address specified for such VEBA Trust Transferee on Schedule I hereto.
All such notices and communications sent to any party to this Agreement at the address(es) or facsimile number(s) provided pursuant to this Section 10.1 will be deemed to have been delivered or given upon receipt, if delivered personally, by electronic transmission or by overnight courier; when receipt is acknowledged, if sent by facsimile transmission; and three Business Days after being mailed, registered or certified mail, return receipt requested, with postage prepaid, if mailed.
     10.2 Confidentiality. Each Holder, the VEBA Trustee and the Independent Fiduciary will, and will cause their respective officers, directors, employees, legal counsel, accountants, financial advisors and other representatives to, hold in confidence any material nonpublic information received by them pursuant to this Agreement, including without limitation any material nonpublic information included in any Registration Statement or Prospectus proposed to be filed with the SEC provided pursuant to Section 6.1(a) and any material nonpublic information provided or made available pursuant to Section 6.1(i). This Section 10.2 will not apply to any information which (a) is or becomes generally available to the public (other than by reason of a breach of this Agreement), (b) was already in the possession of such Holder, the VEBA Trustee or the Independent Fiduciary from a non-confidential source prior to its disclosure by the Company, and (c) is or becomes available to the Holder, the VEBA Trustee or the Independent Fiduciary on a non-confidential basis from a source other than the Company; provided, however, that such source is not known by the Holder, the VEBA Trustee or the Independent Fiduciary, as the case may be, to be bound by confidentiality obligations.

     10.3 Assignment. None of the parties to this Agreement will assign or delegate any of their respective rights or obligations under this Agreement without the prior written consent of each of the other parties hereto. The parties intend that the terms of this Agreement apply to and will be binding upon any successor to the Company, the VEBA Trustee, the Independent Fiduciary or a VEBA Trust Transferee, as applicable, and will use their commercially reasonable efforts to cause any such successor to agree in writing to become a party to this Agreement.
     10.4 No Third-Party Beneficiaries. Except as expressly set forth herein, this Agreement will be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or will confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
     10.5 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof.
     10.6 Amendment and Waiver. This Agreement may not be amended or modified or any provision hereof waived except by an instrument in writing signed by all of the parties to this Agreement. Notwithstanding the foregoing, an amendment, modification or waiver that does not adversely affect all of the parties to this Agreement may be executed by only the adversely affected party or parties.
     10.7 Counterparts; Facsimile Signatures. This Agreement may be executed by facsimile signature and in any number of counterparts, each such counterpart to be deemed an original and all such counterparts, taken together, to constitute one instrument.
     10.8 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.
     10.9 Severability. If any term or other provision of this Agreement is held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect the other terms and provisions of this Agreement, all of which will nevertheless remain in full force and effect. Upon a determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto will endeavor in good faith to replace the invalid, illegal or unenforceable provisions with valid, legal and enforceable provisions the effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     10.10 Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.
     10.11 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties will be entitled to specify performance of the terms hereof, in addition to any other remedy at law or equity.

     10.12 Further Assurances. The parties hereto agree to act in accordance herewith, not take any action that is designed to avoid the intention hereof and take such further actions as are necessary to ensure that the terms of this Agreement are carried out and observed.
     10.13 Stock Transfer Restrictions. The VEBA Trust acknowledges that all resales by it of Registrable Securities, whether pursuant to a Registration Statement hereunder or otherwise, are subject to the terms of the Stock Transfer Restriction Agreement and the Certificate of Incorporation.
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     IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

KAISER ALUMINUM CORPORATION

By:	/s/ John M. Donnan
John M. Donnan, Vice President, Secretary
& General Counsel

NATIONAL CITY BANK,
solely in its capacity as VEBA Trustee under the VEBA Trust and not individually

By:	/s/ Mark O. Minar
Name: Mark O. Minar
Title: Vice President

CARGILL FINANCIAL SERVICES INTERNATIONAL, INC.

By:	/s/ Jerrey D. Leu
Name: Jerrey D. Leu
Title: Vice President

CITIGROUP FINANCIAL PRODUCTS, INC.

By:	/s/ Jeffrey S. Jacob
Name: Jeffrey S. Jacob
Title: Managing Director

KING STREET ACQUISITION COMPANY, L.L.C.

By:	KING STREET CAPITAL MANAGEMENT, L.L.C.

By: /s/ Bruce S. Darringer
Name: Bruce S. Darringer
Title: Chief Operating Officer

MASON CAPITAL MANAGEMENT, LLC

By:	/s/ Michael Martino

Name: Michael Martino
Title: Managing Member

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Dan M. Allen

Name: Dan M. Allen
Title: Authorized Signatory

ORE HILL HUB FUND LTD.

By:	ORE HILL PARTNERS LLC

By: /s/ Claude A. Baum
Name: Claude A. Baum, Esq.
Title: General Counsel Ore Hill Partners LLC

ASSENT AND ACKNOWLEDGEMENT
The undersigned, by assenting to and acknowledging this Agreement, agrees not to direct or otherwise cause the VEBA Trustee to take any action in violation of the terms of this Agreement:
INDEPENDENT FIDUCIARY SERVICES, INC.,
in its capacity as Independent Fiduciary of the Retiree Plan in respect of Discretionary Management of New Common Stock held by the VEBA Trust

By:	/s/ Samuel W. Halpern
Samuel W. Halpern, President

SCHEDULE I
VEBA TRUST TRANSFEREES

		Number of VEBA Trust
		Transferee Shares Received
NAME	ADDRESS	on Effective Date
Cargill Financial Services International, Inc.	12700 Whitewater Dr. Minnetonka, MN 55305 Attention: Eric Olson Facsimile No.: 952-984-3728	300,000

Citigroup Financial Products Inc.	390 Greenwich Ave. 7th Floor New York, NY 10013 Attention: Brian Lanktree Facsimile No.: 212-723-8036	200,000

King Street Acquisition Company, L.L.C.	65 East 55th Street 30th Floor New York, NY 10022 Attention: Josh Feldman/ Mark Weinberger Facsimile No.: 212-812-3138	200,000

Mason Capital Management, LLC	110 East 59th Street 30th Floor New York, NY 10022 Attention: Stewart Tabin Facsimile No.: 212-355-5294	980,000

Morgan Stanley & Co. Inc.	1585 Broadway New York, NY Attention: Ian Sandler Facsimile No.: 212-507-3603	250,000

Ore Hill Hub Fund Ltd.	650 Fifth Avenue 9th Floor New York, NY 10019 Attention: Claude Baum Facsimile No.: 212-389-2353	400,000